Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-206466 and 333-259774) of Mercurity Fintech Holding Inc. (formerly known as JMU Limited) of our report dated June 13, 2022, with respect to the consolidated financial statements of Mercurity Fintech Holding Inc. (formerly known as JMU Limited), included in this Annual Report (Form 20-F) for the year ended December 31, 2021.

By:	/s/ Shanghai Perfect C.P.A Partnership

Shanghai Perfect C.P.A Partnership

Shanghai, the People’s Republic of China

June 13, 2022